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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Commission File Number: 000-24779


                           V-TWIN ACQUISITIONS, INC.
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             (Exact name of Registrant as specified in its charter)



         District of Columbia                               52-2110338
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          (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                  Identification No.)



       1707 H St. N.W. #200
          Washington, DC                                      20006

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     (Address of principal executive offices)               (Zip Code)



(703) 437-9886
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(Issuer's telephone number)




Check whether the Issuer (1) filed all report required to be file by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


(1)   x   YES                NO
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(2)   x    YES               NO
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ITEM 5.  OTHER EVENTS

V-Twin Acquisitions, Inc. has qualified, with certain provisions and on a preliminary basis, for floor plan financing arrangements in excess of $1,500,000 with selected finance companies representing four different manufacturers of motorcycles whose vehicles are for sale in V-Twin's first proposed asset bulk sale purchase, Cycle Sport Unlimited, Inc., of Herndon and Springfield, Virginia.

Floor plan financing allows for a motorcycle dealership to carry numerous motorcycles in their showroom, so that the motorcycles are readily available for sale. Typically, a motorcycle dealership pays interest on unsold motorcycles.

These floor plan lines have additionally been personally guaranteed by the President of the Company, Mr. Schwartzbeck, and by the Secretary of the Company, Mr. Pignatello.

V-Twin now awaits the franchise transfer and approval from the four manufacturers prior to finalizing its Bulk Sale Agreement with Cycle Sport Unlimited, Inc.

V-Twin Acquisitions also has available the $400,000 funding amount necessary to effectuate the closing of the Cycle Sport Unlimited asset bulk sale purchase. These funds consist of loans made to the Company from four investors for the specific purpose of closing the Cycle Sport transaction and to provide for additional operating capital. These funds may also be expended to cover letters of credit required by the floor plan financing companies.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            V-Twin Acquisitions, Inc.


March 24, 1999                              /s/ Ted L. Schwartzbeck
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                                            Ted L. Schwartzbeck
                                            President



                                            /s/ A. Jay Pignatello
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                                            A. Jay Pignatello
                                            Secretary

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